EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of March 16, 2005, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and ZOOM TELEPHONICS, INC., a Delaware corporation ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

     1 ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Article 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code, to the extent such terms are defined therein.

     2 LOAN AND TERMS OF PAYMENT

     2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

     2.1.1 Revolving Advances.

     (a) Availability. After the Initial Audit, Bank shall make Advances not exceeding (i) the lesser of (A) the Revolving Line or (B) the Borrowing Base minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management
Services). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

     (b) Borrowing Procedure. To obtain an Advance, Borrower must notify Bank (which notice shall be irrevocable) by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Bank a completed Payment/Advance Form in the form attached as Exhibit B. Bank shall credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to such reliance.

     (c) Interest Rate. The principal amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the aggregate of the Prime Rate and one percent (1.0%); provided, however, such rate shall reduce to a per annum rate equal to the aggregate of the Prime Rate and one-half of one percent (0.50%) after the occurrence of the Profitability Event, to be effective ten (10) Business Days after Borrower has provided to Bank satisfactory evidence of same for such period, which interest shall be payable monthly. In addition to the foregoing, if at any time Borrower is unable to provide Bank with satisfactory evidence that the Profitability Event has occurred for a period of two (2) consecutive quarters, the rate shall increase to a per annum rate equal to the aggregate of the Prime Rate and one percent (1.0%).

     (d) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

     2.1.2 Letters of Credit Sublimit.

     (a) Bank shall issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of any Advances (including any Cash Management Services), minus (iii) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit), plus an amount equal to any Letter of Credit Reserves. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $2,000,000.00. Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Maturity Date, or (ii) the occurrence of an Event of Default hereunder. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion, and shall be subject to the terms and conditions of Bank's standard Application and Letter of Credit Agreement ("Letter of Credit Application"). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

     (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, and such Letter of Credit Application. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit, except losses, costs, expenses, and liabilities caused by Bank's gross negligence or willful misconduct.

     (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for transfer to the country of which it is the currency.

     (d) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve (the "Letter of Credit Reserve") under the Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such reserve for as long as such letter of credit remains outstanding.

     2.1.3 Foreign Exchange Sublimit. The Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one (1) business day after the contract date (the "FX Forward Contract"). Bank shall subtract 10% of each outstanding FX Forward Contract (the "F/X Reserve") from the foreign exchange sublimit, which sublimit is a maximum of $2,000,000.00. The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs. The Obligations of Borrower relating to this section may not exceed: (i) the lesser of (A) the Revolving Line, or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services).

     2.1.4 Cash Management Services Sublimit. Borrower may use up to $2,000,000.00 for the Bank's Cash Management Services (the "Cash Management Services Sublimit"), which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such Cash Management Services (the "Cash Management Services"). Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

     2.1.5 Undisbursed Credit Extensions. The Bank's obligation to lend the undisbursed portion of the Obligations shall terminate if there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations.

     2.2 Overadvances.  If Borrower's  Obligations under Sections 2.1.1,  2.1.2,
2.1.3 and 2.1.4 exceed the lesser of either (i) the Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank such excess.

     2.3 Interest Rate.

     (a) Default Rate. After an Event of Default, Obligations shall bear interest at five percent (5.0%) above the rate effective immediately before the Event of Default.

     (b) Adjustment to Interest Rate. The applicable interest rate hereunder shall increase or decrease when the Prime Rate changes.

     (c) 360-Day Year. Interest is computed on the basis of a 360 day year for the actual number of days elapsed.

     (d) Debit of Accounts. Bank may debit any of Borrower's deposit or operating accounts, including Account Number 330456679, for principal and interest payments when due, or any other amounts Borrower owes Bank, when due. Bank shall promptly notify Borrower after it debits Borrower's accounts. These debits shall not constitute a set-off.

     (e) Payments. Interest is payable monthly on the first calendar day of each month. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

     2.4 Fees. Borrower shall pay to Bank:

     (a) Commitment Fee. A fully earned, non-refundable commitment fee of $10,000.00, $5,000.00 of which has previously been paid, and $5,000.00 of which is due and payable on the Closing Date; and

     (b) Letter of Credit Fee. The Borrower shall pay the Bank's customary fees and expenses for the issuance or renewal of Letters of Credit, including, without limitation, a Letter of Credit Fee of one and one quarter of one percent (1.25%) per annum of the face amount of each Letter of Credit issued, upon the issuance or renewal of such Letter of Credit by the Bank; and

     (c) Unused Revolving Line Facility Fee. In addition to the foregoing, as compensation for the Bank's maintenance of sufficient funds available for such purpose, the Bank shall have earned a fee (the "Unused Revolving Line Facility Fee"), which fee shall be paid quarterly, in arrears, on a calendar year basis, in an amount equal to one quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by the Bank. Sublimits under Section 2.1.3 and Section 2.1.4 shall not be included in the calculation of the Unused Revolving Line Facility Fee. The Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by the Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of the Bank's obligation to make loans and advances hereunder; and

     (d) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the Closing Date, when due.

     3 CONDITIONS OF LOANS

     3.1 Conditions Precedent to Initial Credit Extension. The Bank's obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation, subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

     (a) this Agreement;

     (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

     (c) Perfection Certificate(s) by Borrower;

     (d) landlord's waiver;

     (e) a legal opinion of Borrower's counsel (authority and enforceability), in form and substance acceptable to Bank;

     (f) guaranties by the Guarantor(s);

     (g) Pledge Agreement by Guarantor;

     (h) Stock Certificate(s) representing Guarantor's stock in Borrower;

     (i) insurance certificate;

     (j) payment of the fees and Bank Expenses then due specified in Section 2.4 hereof;

     (k) Certificate of Foreign Qualification (if applicable);

     (l) Certificate of Good Standing/Legal Existence; and

     (m) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     3.2 Conditions Precedent to all Credit Extensions. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

     (a) timely receipt of any Payment/Advance Form; and

     (b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects.

     4 CREATION OF SECURITY INTEREST

     4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower's duties under the Loan Documents, a continuing security interest in, and pledges and assigns to the Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral.

     Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license (other than over the counter software that is commercially available to the public) or other material agreement with respect to which the Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition. Borrower shall take such steps as Bank reasonably requests to obtain the consent of, authorization by or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

     If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

     4.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

     5 REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

     5.1 Due Organization and Authorization. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. In connection with this Agreement, the Borrower delivered to the Bank a certificate signed by the Borrower and entitled "Perfection Certificate". The Borrower represents and warrants to the Bank that:
(a)  the  Borrower's  exact  legal  name  is that  indicated  on the  Perfection
Certificate and on the signature page hereof; and (b) the Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate accurately sets forth the Borrower's organizational identification number or accurately states that the Borrower has none; and (d) the Perfection Certificate accurately sets forth the Borrower's place of business, or, if more than one, its chief executive office as well as the Borrower's mailing address if different, and (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete. If the Borrower does not now have an organizational identification number, but later obtains one, Borrower shall forthwith notify the Bank of such organizational identification number.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

     5.2 Collateral. Borrower has good title to the Collateral, free of Liens except Permitted Liens. Borrower has no deposit account, other than the deposit accounts with Bank and deposit accounts described in the Perfection Certificate delivered to the Bank in connection herewith. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as a warehouse). Except as hereafter disclosed to the Bank in writing by Borrower, none of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

     5.3 Litigation. Except as shown in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers or legal counsel, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

     5.4 No Material Deviation in Financial Statements. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.5 Solvency. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

     5.6 Regulatory Compliance. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to make such declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

     5.7 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

     5.8 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such written certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

     6 AFFIRMATIVE COVENANTS

     Borrower shall do all of the following:

     6.1 Government Compliance. Borrower shall maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

     6.2 Financial Statements, Reports, Certificates.

     (a) Borrower shall deliver to Bank: (i) for monthly reporting, as soon as available, but no later than thirty (30) days after the last day of each month when Credit Extension are requested or Obligations are outstanding, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) for quarterly and annual reporting, within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission which reports shall be deemed to have been delivered on the date on which Borrower posts any such report or provides a link thereto on Borrower's website on the Internet; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000.00) or more; (iv) prompt notice of any material change in the composition of the Intellectual Property, or the registration of any copyright, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property; and (v) other financial information reasonably requested by Bank.

     (b) Within thirty (30) days after the last day of each month when Credit Extension are requested or Obligations are outstanding, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable (by invoice date).

     (c) Within (i) thirty (30) days after the last day of each month when Credit Extension are requested or Obligations are outstanding, and (ii) five (5) days of filing Borrower's form 10-Q and 10-K with the SEC, Borrower shall deliver to Bank a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

     (d) Allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing. Notwithstanding the foregoing, Borrower shall allow Bank to audit Borrower's Collateral at Borrower's expense prior to the initial Credit Extension (the "Initial Audit"). If the results of the Initial Audit are not satisfactory to the Bank for any reason, the Bank may, at its discretion, reduce the amount of the Revolving Line, or not make any Credit Extensions hereunder, except pursuant to terms satisfactory to Bank.

     6.3 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00).

     6.4 Taxes. Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.

     6.5 Insurance. Borrower shall keep its business and the Collateral insured for risks and in amounts, and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $25,000.00, in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that (i) any such replaced or repaired property (a) shall be of equal or like value as the replaced or repaired Collateral and (b) shall be deemed Collateral in which Bank has been granted a first priority security interest and (ii) after the occurrence and during the continuation of an Event of Default all proceeds payable under such casualty policy shall, at the option of the Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under
Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of such payment or obtain such insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent.

     6.6 Accounts.

     (a) In order to permit the Bank to monitor the Borrower's financial performance and condition, Borrower, and all Borrower's Subsidiaries, shall maintain Borrower's, and such Subsidiaries, primary depository and operating accounts with Bank. Borrower may maintain accounts at other financial institutions, provided that Borrower maintains all of Borrower's, and all Borrower's Subsidiaries', primary depository and operating accounts with Bank. In addition, Borrower is permitted to maintain up to $600,000 in cash at Banknorth, N.A., or, if not Banknorth, the assignee of the Borrower's commercial mortgage loan (the "Mortgage Loan Deposit"). Any Guarantor shall maintain all depository, operating and securities accounts with Bank, or SVB Securities.

     (b) Borrower shall identify to Bank, in writing, any bank or securities account opened by Borrower with any institution other than Bank. In addition, for each such account that the Borrower or Guarantor at any time opens or maintains, Borrower shall, at the Bank's request and option, pursuant to an agreement in form and substance acceptable to the Bank, cause the depository bank or securities intermediary to agree that such account is the collateral of the Bank pursuant to the terms hereunder. The provisions of the previous sentence shall not apply to: (i) accounts maintained at Wainwright Bank, provided that the maximum aggregate amount of Borrower's accounts at Wainwright Bank does not exceed Sixty Thousand Dollars ($60,000.00), and (ii) the Mortgage Loan Deposit, and (iii) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower's employees.

     6.7 Financial Covenants. Borrower shall maintain at all times, to be tested as of the last day of each quarter:

     (a) Adjusted Quick Ratio. A ratio of Quick Assets to Current Liabilities minus Deferred Revenue of greater than 2.0 to 1.0,

     (b) Tangible Net Worth. A Tangible Net Worth of at least the sum of (i) plus (ii) below:

     (i)  (A)   $13,500,00.00,   for  the  quarter  ended  June  30,  2004,  (B)
$12,000,000.00,  for the quarter ending September 30, 2004, (C)  $11,500,000.00, for the quarter ending December 31, 2004, (D) $10,500,000.00, for the quarter ending March 31, 2005, and (E) 9,000,000.00, for the quarter ending June 30, 2005 and for each quarter thereafter.

     (ii) Eighty percent (80%) of the amount of any equity issued by Borrower after the Closing Date.

     6.8 Further Assurances. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

     7 NEGATIVE COVENANTS

     Borrower shall not do any of the following without the Bank's prior written consent which shall not be unreasonably withheld.

     7.1 Dispositions. Convey, sell, lease, transfer, assign or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including the Intellectual Property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment. The Borrower shall not enter into an agreement with any Person other than the Bank which restricts the subsequent granting of a security interest in the Intellectual Property.

     7.2 Changes in Business, Ownership, Management or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a material change in its ownership (other than by the sale of Borrower's equity securities in a public offering or a private placement so long as Borrower identifies to Bank the investors prior to the closing of the investment), or management. Borrower shall not, without prior written notice to
Bank: (i) relocate its chief executive office, or add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Five Thousand Dollars ($5,000.00) in Borrower's assets or property), or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or
(v) change any organizational number (if any) assigned by its jurisdiction of organization.

     7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

     7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

     7.5 Encumbrance. Create, incur, or allow any Lien on any of its property, including the Intellectual Property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein. The Collateral may also be subject to Permitted Liens.

     7.6 Distributions; Investments. (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted
Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $50,000.00 in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

     7.7 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

     7.8 Subordinated Debt. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

     7.9 Compliance. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

     8 EVENTS OF DEFAULT

     Any one of the following is an Event of Default:

     8.1 Payment Default. Borrower fails to pay any of the Obligations within three (3) days after their due date. During such three (3) day period the failure to cure the default shall not constitute an Event of Default (but no Credit Extension shall be made during such period);

     8.2 Covenant Default. (i) Borrower fails or neglects to perform any obligation in Section 6.2, Section 6.6, or Section 6.7 or violates any covenant in Section 7; or (ii) Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents, or in any present or future agreement between Borrower and Bank and as to any default under such other material term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain;

     8.3 Material Adverse Change. A Material Adverse Change occurs;

     8.4 Attachment. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (ii) the service of process upon the Borrower seeking to attach, by trustee or similar process, any funds of the Borrower on deposit with the Bank, or any entity under control of Bank (including a subsidiary); (iii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iv) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (v) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

     8.5 Insolvency. (i) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

     8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could reasonably be expected to result in a Material Adverse Change;

     8.7 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

     8.8 Misrepresentations. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document;

     8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement with Bank, or any creditor that has signed a subordination agreement with Bank breaches any terms of the subordination agreement;

     8.10 Guaranty. (i) Any guaranty of any Obligations terminates or ceases for any reason to be in full force; or (ii) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations in any material respect; or (iii) any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty; or (iv) any circumstance described in Section 7, or Sections 8.4, 8.5 or 8.7 occurs to any Guarantor, or (v) the liquidation, winding up, termination of existence, or insolvency of any Guarantor.

     9 BANK'S RIGHTS AND REMEDIES

     9.1 Rights and Remedies. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

     (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

     (c) Demand that the Borrowers (i) deposit cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and the Borrower shall forthwith deposit and pay such amounts, and
(ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; (d) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank's security interest in such funds and verify the amount of such account;

     (e) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

     (f) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

     (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, but, only in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

     (h) Place a "hold" on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral; and

     (i) Exercise all rights and remedies and dispose of the Collateral according to the Code.

     9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors;
(iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower's insurance policies; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

     9.3 Accounts Notification/Collection. In the event that an Event of Default occurs and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify and/or collect the amount of the Account. After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the account debtor, with proper endorsements for deposit.

     9.4 Bank Expenses. Any amounts paid by Bank as provided herein shall constitute Bank Expenses and are immediately due and payable, and shall bear interest at the then applicable rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

     9.5 Bank's Liability for Collateral. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral;
(b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

     9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

     10 NOTICES

     All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed below. Either Bank or Borrower may change its notice address by giving the other party written notice.

           If to Borrower:      Zoom Telephonics, Inc.
                                207 South Street
                                Boston, Massachusetts 02111
                                Attn: Chief Executive Officer - Frank B. Manning
                                Fax: (617) 338-5015

           with a copy to:      Zoom Telephonics, Inc.
                                207 South Street
                                Boston, Massachusetts 02111
                                Attn: Chief Financial Officer - Robert A. Crist
                                Fax: (617) 423-4859

           If to Bank:          Silicon Valley Bank
                                One Newton Executive Park, Suite 200
                                2221 Washington Street
                                Newton, Massachusetts  02462
                                Attn: Mr. Michael Sinclair
                                Fax: (617) 969-4169

           with a copy to:      Riemer & Braunstein LLP
                                Three Center Plaza
                                Boston, Massachusetts 02108
                                Attn: David A. Ephraim, Esquire
                                Fax: (617) 880-3456

     11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

     Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

     BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     12 GENERAL PROVISIONS

     12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

     12.2 Indemnification. Borrower hereby indemnifies, defends and holds the Bank and its directors, officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party or Person in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.3 Right of Set-Off. Borrower hereby grants to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

     12.5 Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.6 Amendments in Writing; Integration. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

     12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

     12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

     12.9 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower; (ii) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee's or purchaser's agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order,
(iv) as required in connection with Bank's examination or audit; and (v) as Bank reasonably considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     13 DEFINITIONS

     13.1 Definitions. In this Agreement:

     "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

     "Advance" or "Advances" is a loan advance (or advances) under the Revolving Line.

     "Affiliate" is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "Bank Expenses" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings). "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or storage or any equipment containing the information.

     "Borrowing Base" is 80% of Eligible Accounts, as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower's Collateral.

     "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "Cash Management Services" is defined in Section 2.1.4.

     "Cash Management Services Sublimit" is defined in Section 2.1.4.

     "Closing Date" is the date of this Agreement.

     "Code" is the Uniform Commercial Code as adopted in Massachusetts, as amended and as may be amended and in effect from time to time.

     "Collateral" is any and all properties, rights and assets of the Borrower granted by the Borrower to Bank or arising under the Code, now, or in the future, in which the Borrower obtains an interest, or the power to transfer rights, in the property described on Exhibit A.

     "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

     "Credit Extension" is each Advance, Letter of Credit, F/X Forward Contract, or any other extension of credit by Bank for Borrower's benefit.

     "Current Liabilities" are all Obligations, plus, without duplication, the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

     "Deferred Revenue" is all amounts invoiced in advance of performance under contracts and not yet recognized as revenue.

     "Eligible Accounts" are billed Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in
Section 5.2; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

     (a) Accounts that the account debtor has not paid within ninety (90) days of invoice date;

     (b) Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

     (c) Credit balances over ninety (90) days from invoice date;

     (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

     (e) Accounts for which the account debtor does not have its principal place of business in the United States except for Eligible Foreign Accounts;

     (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality thereof;

     (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

     (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

     (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

     (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the account debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (k) Accounts which represent deferred revenue (but only to the extent of such deferred revenue);

     (l) Accounts for which Bank reasonably determines collection to be doubtful.

     "Eligible Foreign Accounts" are Accounts for which the account debtor does not have its principal place of business in the United States but that Bank approves in writing.

     "Equipment"  is  all  present  and  future  machinery,   equipment,  tenant
improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "FX Forward Contract" is defined in Section 2.1.3.

     "FX Reserve" is defined in Section 2.1.3.

     "GAAP" is generally accepted accounting principles.

     "Guarantor" is any present or future guarantor of the Obligations, which as of the Closing Date is limited to Zoom Technologies, Inc.

     "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "Initial Audit" is defined in Section 6.2(d).

     "Insolvency Proceeding" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "Intellectual Property" is any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, now owned or hereafter acquired.

     "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

     "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "Letter of Credit" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

     "Letter of Credit Reserve" has the meaning set forth in Section 2.1.2.

     "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "Material Adverse Change" is: (i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower; (iii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iv) Bank determines, based upon information available to it and in its reasonable judgment, that there is a substantial likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

     "Maturity Date" is the earlier of: (a) one (1) day prior to the maturity date of the Real Estate Loan, or (b) March 15, 2006. [364 days after the Closing Date]

     "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "Permitted Indebtedness" is:

     (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

     (b) Indebtedness existing on the Closing Date and shown on the Perfection Certificate;

     (c) Subordinated Debt;

     (d) Indebtedness to trade creditors incurred in the ordinary course of business;

     (e) Indebtedness secured by Permitted Liens; and

     (f) The Indebtedness evidenced by the Commercial Real Estate Promissory Note made for the benefit of Wainwright Bank & Trust Company dated January 10, 2001 in the original principal amount of $6,000,000 (the "Real Estate Loan"), or any extension, renewal or refinancing of the Real Estate Loan.

     "Permitted Investments" are:

     (a) Investments shown on the Perfection Certificate and existing on the Closing Date; and

     (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue, and (iv) any other investments administered through the Bank.

     "Permitted Liens" are:

     (a) Liens existing on the Closing Date and shown on the Perfection Certificate or arising under this Agreement or other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

     (c) Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

     (d) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; and

     (e) Liens on the Real Property.

     "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "Profitability Event" is the achievement by Borrower of a net profit (in accordance with GAAP), for two (2) consecutive quarters, of at least $1.00.

     "Quick Assets" is, on any date, the Borrower's unrestricted cash, cash equivalents, net billed accounts receivable determined according to GAAP.

     "Responsible Officer" is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

     "Revolving Line" is an Advance or Advances of up to $2,000,000.00.

     "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor), on terms acceptable to Bank.

     "Subsidiary" is any Person, corporation, partnership, limited liability company, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (i) any amounts attributable to (a) goodwill, (b) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, minus (ii) Total Liabilities, plus (iii) Subordinated Debt.

     "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt and excluding the Real Estate Loan.

     "Unused Revolving Line Facility Fee" is defined in Section 2.4(d).

             [The remainder of the page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

ZOOM TELEPHONICS, INC.

By      /s/ Frank B. Manning
Name:   Frank B. Manning
Title:  Chief Executive Officer

BANK:

SILICON VALLEY BANK

By      /s/ Jacquelyn Le
Name:   Jacquelyn Le
Title:  Operations Supervisor

                                    EXHIBIT A

     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

     All Borrower's books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

     But, explicitly excludes: (i) any right, title and interest to the Real Property, and (ii) any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing.

     "Real Property" shall mean:

     (a) the parcels of land with buildings and improvements whether now existing or hereafter constructed or located thereon, situated in Boston, Suffolk County, Massachusetts, known as 195-201 South Street, 50 Utica Street, 207-209 South Street and 162-168 Kneeland Street, Boston, Massachusetts (the "Mortgaged Premises");

     (b) all easements, covenants, agreements and rights which are appurtenant to or benefit the Mortgaged Premises;

     (c) all furnaces, ranges, heaters, plumbing goods, gas and electric fixtures, screens, screen doors, mantels, shades, storm doors and windows, awnings, oil burners and tanks, gas or electric refrigerators and refrigerating systems, ventilating and air conditioning apparatus, door bell and alarm systems, sprinkler and fire extinguishing systems, portable or sectional buildings, and all other fixtures of whatever kind or nature owned by the Borrower, now or in the future contained in or on the Mortgaged Premises, and any and all similar fixtures hereinafter installed in the Mortgaged Premises in any manner which renders such articles usable in connection therewith (but excluding trade fixtures);

     (d) all real estate leases, contracts or agreements entered into, for the lease, rental, hire or use by the Mortgagor of any property of the same nature as the foregoing subparagraph (c) in connection with the construction, operation, maintenance or occupation of the Mortgaged Premises; and

     (e) all real estate leases, tenancies, and occupancies, whether written or not, regarding all or any portion of the foregoing (a) through (d), all guarantees and security relating thereto, together with all income and profit arising therefrom or from any of the foregoing subparagraphs (a) through (d), and all payments due or to become due thereunder, including, without limitation, all rent, additional rent, damages, insurance payments, taxes, insurance proceeds, condemnation awards, or any payments with respect to options contained therein (including any purchase option).

                                    EXHIBIT B

                        Loan Payment/Advance Request Form
                DEADLINE FOR SAME DAY PROCESSING IS 3:00 E.S.T.
Fax To:  (617) 969-5965                              Date: _____________________

LOAN PAYMENT:


                        ZOOM TELEPHONICS, INC. (Borrower)



From Account #____________________     To Account#______________________________
               (Deposit Account #)                              (Loan Account #)


Principal $_______________________     and/or Interest$_________________________


Authorized Signature: __________________________   Phone Number:________________


LOAN ADVANCE:


Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #____________________     To Account#______________________________
                  (Loan Account #)                           (Deposit Account #)


Amount of Advance $___________________________

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date:

Authorized Signature: __________________________   Phone Number:________________


OUTGOING WIRE REQUEST

Complete only if all or a portion of funds from the loan advance above are to be wired. Deadline for same day processing is 3:00 pm, E.S.T.

Beneficiary Name: _____________________________ Amount of Wire:$________________


Beneficiary Bank: _____________________________ Account Number:_________________

City and State: _______________________________

Beneficiary Bank Transit (ABA) #: __ __ __ __ __ __ __

Beneficiary Bank Code (Swift, Sort, Chip, etc.): _______________________________
(For International Wire Only)


Intermediary Bank: ____________________________ Transit (ABA) #:________________

For Further Credit to:__________________________________________________________

Special Instruction:____________________________________________________________


By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: _______________ 2nd Signature (If Required):______________

Print Name/Title: _______________________ Print Name/Title:_____________________


Telephone # _____________________________ Telephone #___________________________

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE
---------------------------------------------------------------------------------------------
Borrower:             ZOOM TELEPHONICS, INC.
Lender:               Silicon Valley Bank
Commitment Amount:    $2,000,000.00

ACCOUNTS RECEIVABLE
1.      Accounts Receivable Book Value as of ____________________            $_______________
2.      Additions (please explain on reverse)                                $_______________
3.      TOTAL ACCOUNTS RECEIVABLE                                            $_______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.      Amounts over 90 days due                                             $_______________
5.      Balance of 50% over 90 day accounts                                  $_______________
6.      Credit balances over 90 days                                         $_______________
7.      Concentration Limits                                                 $_______________
8.      Foreign Accounts                                                     $_______________
9.      Governmental Accounts                                                $_______________
10.     Contra Accounts                                                      $_______________
11.     Promotion or Demo Accounts                                           $_______________
12.     Intercompany/Employee Accounts                                       $_______________
13.     Deferred Revenue                                                     $_______________
14.     Other (please explain on reverse)                                    $_______________
15.     TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                 $_______________
16.     Eligible Accounts (#3 minus #15)                                     $_______________
17.     LOAN VALUE OF ACCOUNTS (80% of #16)                                  $_______________

BALANCES
18. Maximum Loan Amount                                                      $2,000,000.00
19. Total Funds Available (Lesser of #17 and #18)                            $_______________
20. Present balance owing on Line of Credit                                  $_______________
21. Outstanding under Sublimits (L/C, F/X and Cash Management)               $_______________
22. RESERVE POSITION (#19 minus #20 and #21)                                 $_______________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

                                           -------------------------------------
                                                        BANK USE ONLY
                                              Received by: _____________________
COMMENTS:                                                      AUTHORIZED SIGNER
                                              Date:   __________________________
                                              Verified: ________________________
By: ___________________________                                AUTHORIZED SIGNER
        Authorized Signer                     Date:  ___________________________
                                              Compliance Status:    Yes    No
                                           -------------------------------------

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE
TO:     SILICON VALLEY BANK
FROM:   ZOOM TELEPHONICS, INC.

     The undersigned authorized officer of ZOOM TELEPHONICS, INC. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) there are no Events of Default, and all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under "Complies" column.

  Reporting Covenant                           Required                             Complies
  ------------------                           --------                             --------
  Interim financial statements with CC         Monthly within 30 days when          Yes   No
                                               borrowing
  BBC & A/R Agings                             Monthly within 30 days when          Yes   No
                                               borrowing
  10-Q and 10-K with CC                        Within 5 days after filing with SEC  Yes   No
  8-K                                          Within 5 days after filing with SEC  Yes   No

  Financial Covenant                      Required                      Actual      Complies
  ------------------                      --------                      ------      --------
  Maintain at all times (tested):
    Minimum Adjusted Quick Ratio          Greater than 2.0:1.0           ____:1.0   Yes   No
  (monthly)
    Minimum Tangible Net Worth            $13,500,000 for Q-end         $_______    Yes   No
  (quarterly)                             6/30/04*
                                          $12,000,000 for Q-end         $_______
                                          9/30/04*
                                          $11,500,000 for Q-end         $_______
                                          12/31/04*
                                          $10,500,000 for Q-end         $_______
                                          3/31/05*
                                          $ 9,000,000 for Q-end         $_______
                                          6/30/05*
                                          *plus 80% of new equity
                                          after the Closing Date

Comments Regarding Exceptions:  See Attached.

                                         ---------------------------------------
                                                        BANK USE ONLY
                                              Received by: _____________________
Sincerely,                                                     AUTHORIZED SIGNER
_____________________________                 Date:   __________________________
SIGNATURE
_____________________________                 Verified: ________________________
TITLE                                                          AUTHORIZED SIGNER
_____________________________                 Date:   __________________________
DATE
                                              Compliance Status:    Yes     No
                                         ---------------------------------------